INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant |X|

Filed by a party other than the registrant ?

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Community Bank System, Inc.
                (Name of Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total Fee Paid:

|_|   Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the


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

 previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:


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

                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883

                                February 17, 2004

Sanford A. Belden
President and Chief Executive Officer

Dear Shareholder:

      As recently announced, the Board of Directors has authorized a two-for-one stock split of CBU Common Stock. However, the approval of the shareholders to increase the number of shares of authorized Common Stock is required in order to effectuate the stock split. The attached Proxy Statement for a special shareholders meeting describes in detail the proposal to increase the number of authorized shares of Common Stock.

      We desire to obtain the necessary shareholder approval and to effectuate the two-for-one stock split in an efficient and expeditious manner. No other business is scheduled to come before the meeting, and no reports by management on the Company's business will be made. It is not expected that representatives of the Company will be available at the meeting to answer questions, other than with respect to procedural matters relating to the proposed amendment in connection with effecting a two-for-one stock split.

      While you may attend in person, the meeting is being held at the Company's offices so space will be limited. Accordingly, all shareholders are encouraged to vote their shares by proxy with respect to the proposal presented and return the proxy card in the envelope provided or vote your shares by phone or internet as provided in the instructions.

      The decision to split our stock reflects the confidence of our Board of Directors and management in the continued success of our Company. Your continued support of the Company and prompt return of the proxy card is greatly appreciated.

      It is important that your shares be represented and voted. The affirmative vote of shareholders holding a majority of the outstanding shares of Common Stock is required to approve the proposed amendment necessary to effectuate the two-for-one stock split. YOU ARE THEREFORE URGED TO PROMPTLY COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE YOUR SHARES BY PHONE OR INTERNET AS PROVIDED IN THE INSTRUCTIONS.

                                                Very truly yours,


                                                Sanford A. Belden
                                                President and CEO

                                     [LOGO]

                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883

              -----------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
              -----------------------------------------------------

                                                        February 17, 2004

TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.:

      At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that a SPECIAL MEETING OF SHAREHOLDERS of the Company (the "Meeting") will be held at the Company's offices at 5790 Widewaters Parkway, Dewitt, New York, on March 26, 2004 at 10:00 A.M. for the following purposes:

            1. The approval of an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 shares in connection with effecting a two-for-one stock split.

            2. The transaction of any other business incidental to the conduct of the Meeting as may properly come before it or any adjournment thereof.

      Subject to the adoption of the proposed amendment, the Board of Directors has approved a two-for-one Common Stock split to be effected as a 100 percent stock dividend which is expected to be payable on or about April 12, 2004 to shareholders of record on March 17, 2004.

                                         By Order of the Board of Directors,

                                         Donna J. Drengel
                                         Secretary

           ----------------------------------------------------------
           YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE
         ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR
             VOTE THROUGH OTHER METHODS PROVIDED IN ORDER TO ENSURE
                         REPRESENTATION OF YOUR SHARES.
           ----------------------------------------------------------

                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883

                                 PROXY STATEMENT
               FOR SPECIAL MEETING OF SHAREHOLDERS, MARCH 26, 2004

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at a special meeting of shareholders of the Company (the "Meeting") to be held on March 26, 2004 at 10:00 A.M. and at any and all adjournments thereof, for the purposes stated in the accompanying notice of the Meeting. This Proxy Statement, together with the enclosed proxy, is first being mailed to shareholders on or about February 17, 2004.

                            VOTING RIGHTS AND PROXIES

      Shareholders of record at the close of business on February 12, 2004 (the "Meeting Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. On the Meeting Record Date, there were 14,275,891 shares of Common Stock issued and outstanding, and the Company had no other class of voting equity securities outstanding. Each share of Common Stock is entitled to one vote. Because the proposed amendment requires the affirmative vote of a specified percentage of the outstanding shares of Common Stock, abstentions and shares held in "street name" by brokers or nominees which are not voted will have the same legal effect as a vote against the proposed amendment. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the Meeting Record Date.

      The proxy provided with this Proxy Statement grants the proxy agent discretionary authority to exercise the voting rights of the shareholder if no specific instructions are given by the shareholder. The proxy may be revoked by a later dated proxy or by written notification delivered to Donna J. Drengel, Secretary of the Company, at the above address at any time prior to the Meeting. If you attend the Meeting, you may withdraw your proxy in person and vote by ballot. If not revoked, all properly executed proxies will be voted as directed.

      The Company will bear all costs of soliciting the proxies. The solicitation of the proxies will be by mail, but the proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. In addition, the Company has retained D.F. King & Co., Inc., New York, New York, to aid in the distribution of the proxy materials for a fee of $6,000 plus reimbursement of reasonable out-of-pocket expenses. Should the Company, in order to solicit the proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to shareholders and obtaining their proxies.

                   ITEM 1: SHAREHOLDER APPROVAL OF INCREASE IN
                AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY

      At a meeting of the Board of Directors of the Company on January 21, 2004, the directors unanimously authorized a two-for-one stock split subject to shareholder approval of an increase in the number of authorized shares of Common Stock. Without an increase, there would be an insufficient number of shares to effect the stock split. Accordingly, the Board of Directors has recommended that action be taken by shareholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 shares.

      As of the Meeting Record Date, there were 14,275,891 shares of Common Stock issued and outstanding with 1,317,969 shares reserved for issuance in connection with employee and director stock option and similar plans and an estimated 1,280,000 shares reserved for issuance in connection with the pending acquisition of First Heritage Bank. Thus, as of February 12, 2004, the maximum number of unreserved shares which may be issued was 3,126,140, which is insufficient to effect the two-for-one stock split. Adoption of the proposed amendment increasing the number of shares of Common Stock authorized would result in approximately 16,250,000 shares available for future issuance after effecting the two-for-one stock split and accounting for shares reserved for issuance in connection with employee and director stock option and similar plans and pending acquisitions. The Board believes that the authorization of additional shares of Common Stock over and above the amount required to effect the stock split is desirable and would provide future flexibility for the Company.

      The additional shares of Common Stock authorized by the amendment would be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed. The Board of Directors is of the opinion that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders. The Board of Directors believes that the Company should have sufficient authorized but unissued shares for issuance in connection with stock splits and stock dividends, implementation of employee benefit plans, mergers and acquisitions, and other proper business purposes. Other than the authorized two-for-one stock split and the pending acquisition of First Heritage Bank, there are no present plans or arrangements for the issuance of Common Stock other than any shares issued in the ordinary course under the Company's shareholder approved equity based compensation plans. However, the Company continues, in accordance with its strategic plan, to evaluate acquisitions and growth opportunities on an ongoing basis that might require issuance of additional shares of Common Stock. In many such situations, prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for a specific transaction on a timely basis. The Board of Directors believes that it is important to have the flexibility to act promptly in the best interests of shareholders.

      If the proposed amendment is approved, the stock split will be effected by means of a 100% stock dividend to be payable on or about April 12, 2004 to shareholders of record on March 17, 2004. If the proposed amendment is approved, each shareholder of record will receive one additional share of Common Stock for each share of Common Stock owned of


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

record by such shareholder on the record date. Each such shareholder will be entitled to receive a certificate or certificates representing such additional shares, which are expected to be distributed on or about April 12, 2004. All currently outstanding certificates will remain outstanding and do not need to be replaced; shareholders will be issued stock certificates only for the additional shares to which they are entitled. Shareholders whose shares are held by a broker or other nominee in "street name" will not receive certificates representing additional shares but will be credited with additional shares of common stock in accordance with the procedures used by their brokers or nominees. Shareholders contemplating any transactions should consult with their investment advisor or broker regarding the effective date and entitlement to the split shares prior to effectuating transactions in the Company's stock. The Board believes that a two-for-one split of the Common Stock will tend to broaden the market for the Common Stock, will encourage wider participation in the ownership of the Company, and will have the potential to increase the liquidity of the Company's Common Stock. The stock split will not alter any shareholder's proportionate interest in the Company.

      Although the proposed increase in the number of authorized shares of Common Stock is not intended for antitakeover purposes, SEC rules require disclosure of existing charter and Bylaw provisions which could have an antitakeover effect. These include: (i) Board authority under the Company's Certificate of Incorporation to issue one or more series of preferred stock up to a maximum of 500,000 shares presently available; (ii) certain business combinations require a supermajority vote; (iii) the Company has a staggered Board of Directors; and (iv) a Shareholder Rights Plan which could have a deterrent effect against a hostile takeover of the Company.

      In accordance with the terms of the Company's existing employee and director stock plans and dividend reinvestment plan, appropriate adjustments will be made to the number of shares of Common Stock reserved for issuance pursuant to such plans or obligations and the exercise price thereof as applicable. The stock split will also have the effect of adjusting the outstanding rights granted to the holders of Common Stock under the terms of the Shareholder Rights Plan.

      Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the proposed amendment to the Company's Certificate of Incorporation. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

      The cost basis of pre-split shares shall be allocated pro rata among the pre-split shares and the split shares received in respect to those particular pre-split shares. The new shares will be deemed to have been held for the same period of time as the pre-split shares to which they relate. The Company has been advised by counsel that, under current federal tax law, the distribution of additional shares will not result in taxable income or loss.

      The Company's Certificate of Incorporation currently authorizes the issuance of a total of 20,500,000, composed of 20,000,000 shares of Common Stock without par value and 500,000 shares of preferred stock, par value $1.00 per share. The proposed amendment will increase the total number of authorized shares to 50,500,000 shares, with the number of shares of Common


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

Stock authorized being increased to 50,000,000. The proposed amendment will not change the authorized number of preferred stock, which will remain at 500,000 shares.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the proposed amendment to the Company's Certificate of Incorporation.

      The Board of Directors recommends that shareholders vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted in favor of the Proposal unless shareholders specify otherwise.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of January 28, 2004, certain information regarding the beneficial ownership of Common Stock by (i) each director and named executive officer of the Company and (ii) all directors and executive officers of the Company as a group.

                                                          Amount and Nature of
                                                               Beneficial          Percent of
                  Name                                    Ownership (a) (b) (c)       Class
                  ----                                    ---------------------       -----

Sanford A. Belden (President and CEO, Director)                  70,276                .49
David J. Elias (President, CEO and CIO of Elias Asset
               Management Inc.(d))                               13,094                .09
Michael A. Patton (President, Financial Services)                72,590                .51
Brian Donahue (Chief Credit Officer)                             22,966                .16
James A. Wears (President, Banking)                              76,266                .54
Brian R. Ace (Director)                                          26,560                .19
John M. Burgess (Director)                                       56,364                .40
Paul M. Cantwell, Jr. (Director)                                 73,567                .52
William M. Dempsey (Director)                                    54,046                .38
Nicholas A. DiCerbo (Director)                                  133,658                .94
James A. Gabriel (Director)                                      93,804                .66
Lee T. Hirschey (Director)                                       53,656                .38
Harold Kaplan (Director)                                        145,174               1.02
Saul Kaplan (Director)                                          526,109               3.70
David C. Patterson (Director)                                    61,795                .43
Peter A. Sabia (Director)                                       128,295                .90
William N. Sloan (Director)                                      54,160                .38
Sally A. Steele (Director)                                       29,158                .21

All Directors and Executive Officers as a group
(23 persons in total)                                         1,796,295              12.18

(a) Represents all shares as to which named individual possessed sole or shared voting or investment power as of January 28, 2004, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the individual.

(b) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Belden is the beneficial owner of 906 shares held by the Company's 401(k) plan; Mr. Burgess' wife holds 3,600 shares; Mr. Cantwell's wife holds 5,100, and Mr. Cantwell holds 10,608 shares as Trustee under a decedent's will; Mr. DiCerbo holds 36,918 shares jointly with his wife, 41,683 shares are held in the name of the law partnership of DiCerbo and Palumbo, and 818 shares are held by his wife; Mr. Elias's wife owns 1,644 shares; Mr. Hirschey's wife holds 1,000 shares, and Mr. Hirschey holds 13,040 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company and 350 shares as Trustee of an Internal Revenue Code Section 2503C trust; 43,288 shares are held by a limited partnership controlled by Mr. H. Kaplan; 42,000 shares are held by a limited partnership controlled by Mr. S. Kaplan; Mr. Patterson holds 2,380 shares jointly with his wife, and 1,593 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 4,647 shares held by the Company's 401(k) plan, and his wife holds 1,400 shares; 26,488 shares are held in the name of Valley Dodge Truck Center, of which Mr. Sabia is owner; Mr. Sloan holds 184 shares jointly with his wife, and his wife holds 492 shares; Mr. Donahue is the beneficial owner of 1,222 shares held by the Company's 401(k) plan; and Mr. Wears is the beneficial owner of 19,722 shares held by the Company's 401(k) plan, he holds 22,763 shares jointly with his wife, and his wife holds 700 shares; and his children hold 2,625 shares.

(c) Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of January 28, 2004, through exercise of stock options issued by the Company: Mr. Ace, 16,659 shares; Mr. Belden, 26,392 shares; Mr. Burgess, 42,544 shares; Mr. Cantwell, 5,660 shares; Mr. Dempsey, 52,446 shares; Mr. DiCerbo, 54,239 shares; Mr. Donahue, 18,284 shares; Mr. Gabriel, 60,824 shares; Mr. Hirschey, 32,924 shares; Mr. H. Kaplan, 2,260 shares; Mr. S. Kaplan, 2,260 shares; Mr. Patterson, 50,624 shares; Mr. Patton, 27,796 shares; Mr. Sabia, 5,660 shares; Mr. Sloan, 51,239 shares; Ms. Steele, 14,409 shares; and Mr. Wears, 30,456 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

(d) Elias Asset Management, Inc. is a wholly-owned subsidiary of the Bank.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must have been received by the Company at 5790 Widewaters Parkway, Dewitt, New York 13214-1883 no later than December 22, 2003 for inclusion in the Company's proxy statement for that meeting.

                                  OTHER MATTERS

      The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Dated: February 17, 2004

                                             By Order of the Board of Directors



                                             Donna J. Drengel
                                             Secretary

                                                                   Form of Proxy

                                      PROXY

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           Dewitt, New York 13214-1883

      The undersigned hereby appoints Charles M. Ertel and Donna J. Drengel proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. held by the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of the Company to be held March 26, 2004 or any adjournment thereof.

            The Board of Directors recommends a vote FOR Item 1.

            Item 1. Approval of amendment to increase shares of authorized Common Stock.

                     FOR |_|     AGAINST |_|     ABSTAIN |_|

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned.

      IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEM 1.



--------------------                        ------------------------------------
Date:                                       Signature


Please sign as name appears above.
Joint owners should each sign. When         ------------------------------------
signing as attorney, executor,              Signature
administrator, trustee or guardian,
please give full title.